SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 11, 2001


                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
                      -------------------------------------
               (Exact name of company as specified in its charter)

       DELAWARE                    1-4717                  44-0663509
---------------------         ---------------         -------------------
(State or other jurisdiction  (Commission file            (IRS Employer
     of incorporation)           number)              Identification Number)


                114 West 11th Street, Kansas City, Missouri 64105
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                Company's telephone number, including area code:

                                 (816) 983-1303

                                 Not Applicable

          (Former name or former address if changed since last report)

Item 5.           Other Events

Provisions included in the Private Securities Litigation Reform Act of 1995 provide a "safe harbor" for forward-looking statements. Kansas City Southern Industries, Inc. (the "Company") filed a Current Report on Form 8-K dated November 12, 1996 (File No. 1-4717) and an amendment, Form 8-K/A dated June 3,
1997 (File No. 1-4717), which listed cautionary statements identifying significant factors that could cause the Company's actual operating results to materially differ from those projected in any forward-looking statements. The cautionary statements included in Exhibit 99.1 to this Current Report on Form 8-K are intended to supersede those included in the previously filed Form 8-K dated November 12, 1996 and its amendment on Form 8-K/A dated June 3, 1997. The cautionary statements included as Exhibit 99.1 to this Current Report on Form 8-K reflect the Company's operations, which are principally in rail transportation subsequent to the spin-off of Stilwell Financial Inc. in July 2000. These cautionary statements identify significant factors that could cause the Company's actual operating results to materially differ from those projected in any forward-looking statements, whether oral or written, made by, or on behalf of, the Company.

Item 7.           Financial Statements and Exhibits

(c)   Exhibits

      Exhibit No.       Document

      (99)              Additional Exhibits

      99.1 Cautionary statements for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 are attached hereto as Exhibit 99.1


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Kansas City Southern Industries, Inc.


Date: December 11, 2001                   By:      /s/ Louis G. Van Horn
                                             ---------------------------------
                                                    Louis G. Van Horn
                                             Vice President and Comptroller
                                             (Principal Accounting Officer)

EXHIBIT 99.1

CAUTIONARY STATEMENTS WITH RESPECT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements when such statements are accompanied by meaningful cautionary statements. The management of Kansas City Southern Industries, Inc. ("Company" or "KCSI") may occasionally make forward-looking statements and estimates (such as forecasts and projections) of the Company's future performance or statements of management's plans and objectives. These forward-looking statements may be contained in, among other things, filings with the Securities and Exchange Commission and press releases made by the Company, or may be made orally by the officers of the Company. Actual results of the Company's operations could materially differ from those indicated in the forward-looking statements. Therefore, no assurances can be given that the estimates or comments indicated in such forward-looking statements will be realized. Significant factors that could cause the Company's actual results to differ from those indicated in the forward-looking statements include, but are not limited to, the factors delineated below. Persons evaluating such forward-looking comments should carefully consider the following factors, and any amendments or supplements hereto, in addition to the other information contained in the Company's public documents.

Effective  October  1,  2001  the  Gateway  Western  Railway  Company  ("Gateway
Western") was merged into The Kansas City Southern Railway Company ("KCSR"). Discussions of KCSR in the following should include consideration of the operations and operating results of Gateway Western.

Economy and weather - We may be adversely affected by changes in general economic, weather or other conditions

Our operations may be adversely affected by changes in the economic conditions of the industries and geographic areas that produce and consume the freight that is transported by our primary subsidiary, The Kansas City Southern Railway Company ("KCSR"). The relative strength or weakness of the United States economy as well as various international and regional economies also affects the businesses included in our operations. Our foreign unconsolidated affiliates, Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"- a Mexican equity investment) and Panama Canal Railway Company ("PCRC" - an equity investment with operations in Panama) and PCRC's consolidated subsidiary, Panarail Tourism Company ("PTC") are more directly affected by their respective local economy. Historically, a stronger economy has resulted in improved results for our rail transportation operations. Conversely, when the economy has slowed, results have been less favorable. Our revenues may be affected by prevailing economic conditions and, if an economic slowdown or recession occurs in our key markets, the volume of rail shipments is likely to be reduced. Additionally, our operations may be affected by adverse weather conditions. A weak harvest in the midwest, for example, may substantially reduce the volume of business we traditionally handle for our agricultural products customers. Additionally, many of the goods and commodities we carry experience cyclical demand. Our results of operations can be expected to reflect this cyclical demand because of the significant fixed costs inherent in railroad operations. Our operations may also be affected by natural disasters or terrorist acts. Significant reductions in our volume of rail shipments due to economic, weather or other conditions could have a material adverse effect on our business, financial condition and results of operations.

Execution of Business Strategy--Our operating results and financial condition will depend on execution of our business strategy. If we fail to execute our business strategy, it may negatively impact our financial condition

Our operating results and financial condition will depend in large measure on our ability to successfully execute our business strategy. Our business strategy includes capitalizing on North America Free Trade Agreement ("NAFTA") trade to generate traffic and increase revenues, exploiting our domestic opportunities, establishing new and expanding existing strategic alliances and marketing agreements, and providing superior customer service. Successful implementation of this strategy depends on many factors, including factors beyond our control. There can be no assurance that we will be able to implement our strategy on a timely basis or at all or that, if implemented, such strategy will achieve the desired results.

Significant Competition--We compete against other railroads, truck carriers and other modes of transportation. If we are unable to compete successfully, it could have a material adverse effect on our business, financial condition and results of operations

Our rail operations compete against other railroads, many of which are much larger and have significantly greater financial and other resources than us. Since 1994, there has been significant consolidation among major North American rail carriers. As a result of this consolidation, the railroad industry is now dominated by a few "mega-carriers." We believe that our revenues were negatively affected by the merger of Burlington Northern, Inc. and Santa Fe Pacific Corporation (collectively "BNSF") in 1995 and the merger of the Union Pacific Railroad Company ("UP") and the Southern Pacific Rail Corporation ("SP") in 1996, which both led to diversions of rail traffic away from our lines. We also regard the larger western railroads (BNSF and UP), in particular, as significant competitors to our operations and prospects because of their substantial resources.

Truck carriers have eroded the railroad industry's share of total transportation revenues. Changing regulations, subsidized highway improvement programs and favorable labor regulations have improved the competitive position of trucks in the United States as an alternative mode of surface transportation for many commodities. In the United States, the trucking industry generally is more cost and transit-time competitive than railroads for short-haul distances. We are also subject to competition from barge lines and other maritime shipping. Mississippi and Missouri River barge traffic, among others, compete with us in the transportation of bulk commodities such as grains, steel and petroleum products.

Increased competition has resulted in downward pressure on freight rates. Competition with other railroads and other modes of transportation is generally based on the rates charged, the quality and reliability of the service provided and the quality of the carrier's equipment for certain commodities. Continuing competitive pressures and declining margins could have a material adverse effect on our business, financial condition and results of operations.

Dependence on Joint Venture Partners and Third Parties--Our business strategy, operations and growth rely significantly on joint ventures and other strategic alliances

Operation of our integrated rail network and our plans for growth and expansion rely significantly on joint ventures and other strategic alliances. Two strategically significant railroad companies, The Texas Mexican Railway Company ("Tex Mex") and TFM, S.A. de C.V. ("TFM"), are companies in which we hold a minority interest through Mexrail, Inc. ("Mexrail") and Grupo TFM, respectively. As a minority shareholder, we are not in a position to control operations, strategies or financial decisions without the concurrence of Transportacion Maritima Mexicana, S.A. de C.V. ("TMM"), the largest shareholder in each of Mexrail and Grupo TFM. In addition, conflicts may arise between our business objectives and those of TMM. Resolution of any such conflicts in our favor may be difficult or impossible given our minority ownership position. We do maintain supermajority rights, which provide us with the ability to block certain actions proposed by TMM at Grupo TFM. Our interests in these companies are subject to restrictions on disposition.

Our operations are also dependent on interchange, trackage rights, haulage rights and marketing agreements with other railroads and third parties that enable us to exchange traffic and utilize trackage we do not own. These agreements extend our network and provide strategically important rail links to Mexico, the northern midwest United States and Canada. Our ability to provide comprehensive rail service to our customers depends in large part upon our ability to maintain these agreements with other railroads and third parties. The termination of these agreements could adversely affect our business, financial condition and results of operations. There can be no assurance that these agreements will be renewed after their expiration and the failure to renew any of them could adversely affect our business, financial condition and results of operations. In addition, we are dependent in part upon the financial health and efficient performance of other railroads. For example, much of Tex Mex's traffic moves over the UP's lines via trackage rights, and a significant portion of our grain shipments originate with I&M Rail Link, LLC pursuant to our marketing agreement with it. BNSF is our largest partner in the interchange of rail traffic. There can be no assurance that we will not be materially affected adversely by operational or financial difficulties of other railroads.

Dependence on Key Personnel--Our success will depend upon our ability to retain and attract qualified management personnel

Our  operations  and  the  continued  execution  of our  business  strategy  are dependent upon the continued employment of our senior management team. Recruiting, motivating and retaining qualified management personnel, particularly those with expertise in the railroad industry, are vital to our operations and ultimate success. There is substantial competition for qualified management personnel and there can be no assurance that we will be able to attract or retain qualified personnel. The loss of key personnel or the failure to hire qualified personnel could materially adversely affect our business and financial results.

Risks of Investments in Mexico--Our Mexican investment subjects us to political and economic risks

We have invested approximately $300 million in Grupo TFM. Our investment in Mexico involves a number of risks. The Mexican government exercises significant influence over the Mexican economy and its actions could have a significant impact on TFM. Our Mexican investment may also be adversely affected by currency fluctuations, price instability, inflation, interest rates, regulations, taxation, cultural differences, social instability, labor disputes and other political, social and economic developments in or affecting Mexico. Moreover, TFM's commercial success is heavily dependent on expected increases in U.S.-Mexico trade and will be strongly influenced by the effect of NAFTA on such trade. Downturns in either of the U.S. or Mexican economies or in trade between the United States and Mexico would be likely to adversely impact TFM's business, financial condition and results of operations. There can be no assurances that the various risks associated with operating in Mexico can be effectively and economically mitigated by TFM. Additionally, no assurances can be given that the value of these investments will not become impaired.

TFM holds the concession to operate Mexico's Northeast Rail Lines (the "Concession") for 50 years, beginning in 1997, and, subject to certain conditions, has a 50-year extension option. The Concession is subject to certain mandatory trackage rights and is only exclusive for 30 years. Additionally, the Mexican government may revoke exclusivity after 20 years if it determines that there is insufficient competition and may terminate the Concession as a result of certain conditions or events, including (1) TFM's failure to meet its operating and financial obligations with regard to the Concession under applicable Mexican law, (2) a statutory appropriation by the Mexican government for reasons of public interest and (3) liquidation or bankruptcy of TFM. TFM's assets and its rights under the Concession may also be seized temporarily by the Mexican government. Revocation or termination of the Concession would materially adversely affect TFM's operations and its ability to make payments on its debt. Further, even though TFM would be entitled to compensation for a statutory appropriation or temporary seizure, any such compensation might be insufficient to cover TFM's losses. The loss of the Concession would materially adversely impact TFM's business, financial condition and results of operations which, in turn, would materially adversely impact the value of and return on our investment in Grupo TFM and our ability to market our U.S. operations on the basis of our access to Mexican locations.

Currently, Grupo TFM is limited in the amount of dividends it may pay because of bond covenants. An absence of dividends from Grupo TFM will, or limited dividends may, negatively impact our ability to obtain a current cash return on our investment in Grupo TFM.

Risks of Investment in Panama-Our Panamanian investments subject us to political and economic risk

We have entered into a joint venture with Mi-Jack Products, Inc. ("Mi-Jack" - a private U.S. company located in Illinois), through which we own 50% of the common stock of the Panama Canal Railway Company, which owns all of the common stock of Panarail Tourism Company. We have invested approximately $12.5 million in the PCRC and approximately $1 million in PTC. PCRC operates a railroad between Panama City and Colon, Panama, while PTC operates a tourist and commuter railway service in conjunction with and over the lines of the PCRC. Our investments in PCRC and PTC have risks associated with operating in Panama, including, among others, cultural differences, varying labor and operating practices, political risk and differences between the U.S. and Panamanian economies. There can be no assurances that the risks associated with operating in Panama can be effectively and economically mitigated by PCRC or PTC. Additionally, no assurances can be given that the value of our investments in PCRC and PTC will not become impaired. Further, we are, under certain limited conditions, a guarantor for up to $15 million of cash deficiencies associated with PCRC and, if PCRC terminates the concession contract without the consent of the International Finance Corporation, a guarantor for up to 50% of the outstanding senior loans of PCRC. The senior loans had an outstanding balance of approximately $45 million at September 30, 2001.

Additional Capital Investment in TFM--We may be required to make additional investments in TFM

On or after October 31, 2003, the Mexican government has the option to sell its 20% interest in TFM (1) through a public offering or (2) to Grupo TFM at the initial share price paid by Grupo TFM plus interest computed at the Mexican Base Rate (the Unidades de Inversion ("UDI") published by Banco de Mexico). In the event that Grupo TFM does not purchase the Mexican government's 20% interest in TFM, the Mexican government may require TMM and us, or either TMM or us alone, to purchase its interest. We and TMM have cross indemnities in the event the Mexican government requires only one of us to purchase its interest. The cross indemnities allow the party required to purchase the Mexican government's interest to require the other party to purchase its pro rata portion of such interest. However, if we were required to purchase the Mexican government's interest in TFM and TMM could not meet its obligations under the cross-indemnity, then we would be obligated to pay the total purchase price for the Mexican government's interest. If we and

TMM, or either us or TMM alone, had been required to purchase the Mexican government's 20% interest in TFM as of September 30, 2001, the total purchase price would have been approximately $496 million.

Fuel Costs and Shortages--We are vulnerable to increases in fuel costs and decreases in fuel supplies. Any significant increase in the cost of fuel, or severe disruption of fuel supplies, could have a material adverse effect on our business, results of operations and financial condition

We incur substantial fuel costs in our railroad operations. During the three-year period ended December 31, 2000, locomotive fuel expenses represented an average of 7.9% of KCSR's total operating costs. Fuel costs are affected by traffic levels, efficiency of operations and equipment, and petroleum market conditions. The supply and cost of fuel is subject to market conditions and is influenced by numerous factors beyond our control, including general economic conditions, world markets, government programs and regulations and competition. Fuel prices increased significantly in 2000 and represented 9.7% of total KCSR operating costs in 2000 and approximately 9.3% of total KCSR operating costs for the nine months ending September 30, 2001. We attempt to minimize the effects of fuel price fluctuations through forward purchase contracts, but cannot guarantee that those arrangements will be beneficial to us. Any significant increase in the cost of fuel could have a material adverse effect on our business, results of operations and financial condition. Our operations, as well as those of our competitors, could also be affected by any limitation in the fuel supply or by any imposition of mandatory allocation or rationing regulations. In the event of a severe disruption of fuel supplies resulting from supply shortages, political unrest, war or otherwise, the operations of rail and truck carriers, including us, could be adversely affected.

Concentration of Client Base--One of our coal customers accounts for approximately 12%-13% of KCSR's total revenues

Southwestern Electric Power Company ("SWEPCO"), our largest coal customer, accounted for approximately 64% of our coal revenues and 12% of KCSR's total revenues for the year ending December 31, 2000 and approximately 13% of KCSR's total revenues for the nine months ended September 30, 2001. The loss of all or a significant part of SWEPCO's business or a service outage at one or more of SWEPCO's facilities could materially adversely effect our financial condition and results of operations.

Labor Relations; Reliance on Unionized Labor--We are subject to extensive railroad industry regulation and rely upon unionized labor

Labor relations in the U.S. railroad industry are subject to extensive governmental regulation under the Railway Labor Act ("RLA"). Railroad industry personnel are covered by the Railroad Retirement Act ("RRA") instead of the Social Security Act and by the Federal Employers' Liability Act ("FELA") rather than state workers' compensation systems. These federal labor regulations are often more burdensome and expensive than regulations governing other industries and may place us at a competitive disadvantage relative to other industries that are not subject to these regulations.

Approximately 84% of the employees of KCSR are covered under various collective bargaining agreements. Periodically, the collective bargaining agreements with the various unions become eligible for renegotiation. In 1996, national labor contracts governing KCSR were negotiated with all major railroad unions, including the United Transportation Union, the Brotherhood of Locomotive Engineers, the Transportation Communications International Union, the Brotherhood of Maintenance of Way Employees and the

International Association of Machinists and Aerospace Workers. A new labor contract was reached with the Brotherhood of Maintenance of Way Employees effective May 31, 2001. Formal negotiations to enter into new agreements are in progress with the remaining unions and the 1996 labor contracts will remain in effect until new agreements are reached. Unions representing certain former Gateway Western employees are operating under 1994 contracts and are currently in negotiations to extend these contracts. We have reached new agreements with all but one union representing former employees of MidSouth Corporation, which was merged into KCSR on January 1, 1994. Discussions with this union are ongoing.

We may be subject to work stoppages in the future as a result of labor disputes and may be subject to terms and conditions in amended or future labor agreements that could have a material adverse affect on our results of operations, financial position and cash flows. Moreover, because such agreements are generally negotiated on an industry-wide basis, determination of the terms and conditions of future labor agreements could be beyond our control. Railroads continue to be restricted by certain remaining restrictive work rules and are thus prevented from achieving optimum productivity with existing technology and systems.

Regulation - We are subject to regulation by federal, state and local regulatory agencies. Our failure to comply with various federal, state and local regulations could have a material adverse effect on our business, financial conditions and results of operations

In addition to safety, health and other regulations, generally our U.S. rail subsidiaries, like other rail common carriers, are subject to regulation by the Surface Transportation Board, the Federal Railroad Administration, the Occupational Safety and Health Administration, state departments of transportation and other state and local regulatory agencies. Government regulation of the railroad industry is a significant determinant of the competitiveness and profitability of railroads. While deregulation of rates and services in the United States has substantially increased the flexibility of railroads to respond to market forces, the deregulated environment has also resulted in highly competitive rates. Material noncompliance by us with these various regulatory requirements or changes in regulation of the industry through legislative, administrative, judicial or other action could have a material adverse effect on our business, financial condition and results of operations, including limitations on our operating activities until compliance with applicable requirements is completed.

Environmental - Environmental liabilities could require us to incur material costs and temporarily suspend any operations that are found to violate environmental laws

Our operations are subject to extensive federal, state and local environmental laws and regulations concerning, among other things, emissions to the air, discharges to waters, waste management, hazardous substance transportation, handling and storage, decommissioning of underground storage tanks and soil and groundwater contamination. Those laws and regulations can (1) impose substantial fines and criminal sanctions for violations, (2) require us to upgrade equipment or make operational changes to limit pollution emissions or decrease the likelihood of accidental hazardous substance releases, or (3) temporarily prohibit us from conducting operations if those operations violate applicable requirements. We incur, and expect to continue to incur, significant environmental compliance costs, including, in particular, costs necessary to maintain compliance with requirements governing our chemical and hazardous material shipping operations, our refueling operations and our repair facilities.

Many of our current and former properties are or have been used for industrial purposes, including, for example, hazardous material storage, waste disposal and treatment, foundry operations, drum reconditioning services and chemical treatment of wood products. Accordingly, we also are subject to potentially material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as the result of exposures to, or releases of, hazardous substances. Such liabilities could relate to properties that we owned or operated in the past, as well as any of our currently owned or operated properties. Such liabilities also could relate to third-party sites to which we or our predecessors sent waste for treatment or disposal, or which otherwise were affected by our operations. For example, we are conducting investigation and cleanup activities at several properties which we own or which we or our predecessors owned or operated in the past. We also are investigating and remediating several third-party sites that were affected by spills from our rail car operations and have been identified as a potentially responsible party at several third-party disposal sites to which we sent waste and other materials in the past. In addition, we are a defendant in a class action lawsuit alleging personal injuries and property damage from a chemical rail car explosion in 1995.

Although we have recorded liabilities for estimated environmental remediation and other environmental costs, actual expenditures or liabilities could exceed estimated amounts and could have a material adverse effect on our consolidated results of operations or financial position. New laws and regulations, stricter enforcement of existing requirements, new spills, releases or violations or the discovery of previously unknown contamination could require us to incur costs or become the basis for new or increased liabilities that could have a material adverse effect on our business, results of operations or financial condition.

Possible Catastrophic Loss and Liability; Service Interruption--We may suffer a catastrophe, collision, property loss or service interruption

The operation of any railroad carries with it an inherent risk of catastrophe, collision and property loss. In the course of train operations, service interruptions, derailments, spills, explosions, leaks, other environmental events, cargo loss or damage and business interruption resulting from adverse weather conditions or natural phenomena could result in loss of revenues, increased liabilities or increased costs. Significant environmental mishaps can cause serious bodily injury, death and extensive property damage, particularly when such accidents occur in heavily populated areas. We maintain insurance (including self-insurance) consistent with industry practice against accident-related risks involved in the operation of our business. However, there can be no assurance that such insurance would be sufficient to cover the cost of damages suffered by us or damages to others or that such insurance will continue to be available at commercially reasonable rates. Moreover, our insurance coverage for events occurring prior to 1996 did not extend to punitive damage awards, which are increasingly being levied in civil cases related to environmental accidents. Further, there can be no assurance that any accident or natural disaster would not cause a significant interruption in our operations or materially adversely affect our business, financial condition and results of operations.

Impact of Utility Deregulation on Coal Shipments--Utility industry deregulation may reduce our coal freight revenues or margins

Historically, coal has been an important commodity handled by us. In 2000 coal revenues comprised approximately 20% of KCSR's total carload revenues, all of which result from deliveries to utility customers. The utility industry is undergoing a process of deregulation which will likely cause utilities to become more competitive and thus more aggressive in negotiating with coal transportation companies to reduce costs. This could create downward pressure on utility coal transportation rates and increase service requirements. Additionally, there can be no assurance that negotiated coal transportation rates will remain at current levels in the future. Continuing competitive pressures, lower coal transportation rates and declining margins could have a material adverse effect on our business, financial condition and results of operations.

Utilities will also have greater flexibility in selling electricity to, and buying electricity from, other regional markets. This could have a material adverse effect on our utility customers if such customers are not able to compete effectively with new utility companies that enter their respective markets. As a result, the pattern of coal shipments in a particular market may shift to an alternative utility company that does not use us to deliver its coal requirements. While we are working to help our utility customers remain competitive in this evolving environment, changes in the pattern of coal movements could have a material adverse impact on our business, financial condition and results of operations.

Substantial Leverage--Our substantial leverage could adversely affect our ability to fulfill our obligations under our various debt instruments and operate our business

We are highly leveraged and will have significant debt service obligations. As of September 30, 2001, we had total debt of approximately $684.8 million (excluding unused commitments) and total stockholders' equity of approximately $665.0 million, giving us a total debt to equity ratio of 1.03 to 1.00. Our interest expense for the nine months ended September 30, 2001 was $42.9 million. In addition, we may incur additional debt from time to time to finance acquisitions, investments or capital expenditures or for other purposes, subject to the restrictions contained in our various credit agreements.

    Our high level of debt could have important consequences, including the following:

    o we may have difficulty borrowing money in the future for working capital, capital expenditures or other purposes;

    o we will need to use a large portion of the money earned by us and our subsidiaries to pay principal and interest on our debt, which will reduce the amount of money available to us to finance our operations and other business activities;

    o some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates;

    o we have a much higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

    o our debt level makes us more vulnerable to general economic downturns and adverse industry conditions;

    o our debt level could reduce our flexibility in planning for, or responding to, changing business and economic conditions, including increased competition in the railroad industry;

    o our level of debt may prevent us from raising the funds necessary to repurchase all of certain senior notes that could be tendered to us upo the occurrence of a change of control, which would constitute an event of default; and

    o our failure to comply with the financial and other restrictive covenants in our debt instruments, which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

Ability to Service Debt--Servicing our debt requires a significant amount of cash, and our ability to generate cash depends on many factors beyond our control

We expect to obtain the money to make payments on and to refinance our debt and to fund working capital, capital expenditures and other general corporate requirements in part from our operations and the operations of our subsidiaries. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot be certain that the cash earned by us and our subsidiaries will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations or to fund our other liquidity needs. If we do not have enough cash we may be required to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing all or part of our existing debt or seeking additional equity capital. We cannot assure you that any of these remedies can be effected on commercially reasonable terms or at all. In addition, the terms of existing or future debt agreements may restrict us from adopting any of these alternatives.

Additional Borrowing Capacity--Despite our substantial leverage, we will be able to incur more debt, which may intensify the risks associated with our substantial leverage, including our ability to service our debt

Our existing credit agreements and certain of our other debt instruments permit us, subject to certain conditions, to incur a significant amount of additional debt. In addition, as of September 30, 2001, we had $65 million remaining available under our revolving credit facility. If we incur additional debt, the risks associated with our substantial leverage, including our ability to service our debt, could intensify.

Restrictive Covenants in our Debt Instruments--Restrictions imposed by certain of our debt instruments may limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest

Certain of our debt instruments impose, and the terms of any future debt may impose, operating and other restrictions on us. These restrictions affect, and in many respects limit or prohibit, among other things, our ability to:

    o   incur additional debt;

    o   pay dividends or make distributions;

    o   repurchase equity interests;

    o   redeem subordinated debt;

    o make other restricted payments, including, without imitation, investments;

    o sell or otherwise dispose of assets, including capital stock of subsidiaries;

    o   create liens;

    o   enter into agreements that restrict dividends from subsidiaries;

    o   merge or consolidate; and

    o   enter into transactions with affiliates.

In addition, certain of our term debt instruments include other and more restrictive covenants that prohibit us from prepaying our other debt while debt under these term debt instruments is outstanding. There are also certain financial and operating results that we must achieve as well as maintaining compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

These restrictions could (i) limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans and (ii) adversely affect our ability to finance our operations, acquisitions, investments or other capital needs or to engage in other business activities that would be in our interest. A breach of any of these restrictive covenants or our inability to comply with the required financial ratios could result in default under certain of these debt instruments and cause acceleration of principal and interest payments and allow termination of further financing commitments. If we are unable to repay the borrowings when due, the lenders under these debt instruments would have the right to proceed against the collateral granted to them to secure the debt. There can be no assurance that we would be able to secure the necessary funds to meet the acceleration provisions in an event of default.

Minority Purchase Agreements--In the event of a change in ownership of KCSI, we may be required to purchase stock of Janus Capital Corporation, a subsidiary of Stilwell, from certain minority stockholders of Janus Capital Corporation. The amounts to purchase this stock could be material

We would be required under certain agreements with minority stockholders of Janus Capital Corporation ("Janus") to purchase their shares of Janus common stock in the event of a Change in Ownership of KCSI (as defined in such agreements). Stilwell Financial Inc. ("Stilwell" - a former subsidiary of KCSI) has agreed to assume any and all liabilities arising from these minority stockholder agreements; however if Stilwell were unable to meet its obligations with respect to these agreements, KCSI would be required to purchase these shares of Janus common stock. KCSI believes, based on discussions with Stilwell management, that Stilwell has adequate financial resources available to fund these obligations. If we were required to purchase those shares of Janus common stock under these minority stockholder agreements, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Spin-off Tax Ruling--If KCSI is required to recognize gain on its distribution of Stilwell common stock, it could have a negative impact on KCSI's financial condition and deter potential combinations that could benefit KCSI

On July 9, 1999, KCSI received a tax ruling from the IRS to the effect that, for United States federal income tax purposes, the spin-off of Stilwell, which was completed on July 12, 2000, qualifies as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). Additionally, in February 2000, KCSI received a favorable supplementary tax ruling from the IRS to the effect that the assumption of $125 million of KCSI indebtedness by Stilwell would have no effect on the previously issued tax ruling. However, KCSI may nevertheless be required to recognize gain on its distribution of Stilwell common stock to KCSI stockholders if such distribution is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly a 50% or greater equity interest in KCSI or Stilwell. Moreover, if one or more persons acquire such a 50% equity interest during the four-year period that begins two years before the distribution and ends two years after the distribution, then the acquisition may be treated as pursuant to such a plan unless it is established that the distribution and the acquisition are not pursuant to a plan or series of related transactions. On August 2, 2001, the Treasury Department issued Regulations providing guidance on whether a distribution and acquisition are pursuant to a plan or a series of related transactions. The potential negative impact on KCSI's financial condition if it is required to recognize gain on its distribution of Stilwell common stock may deter potential combinations that could benefit KCSI.

Antitakeover Considerations--We have provisions in our charter and bylaws that could deter, delay or prevent a third party from acquiring us and which could deprive our stockholders of an opportunity to obtain a takeover premium for their shares of common stock

We have provisions in our charter and bylaws that may delay or prevent unsolicited takeover bids from third parties. These provisions may deprive our stockholders of an opportunity to sell their shares at a premium over prevailing market prices. For example, our certificate of incorporation provides for a classified board of directors. It further provides that a vote of 70% of the shares entitled to vote in the election of directors is required to amend our certificate of incorporation to increase the number of directors to more than eighteen, abolish cumulative voting for directors and abolish the classification of the board. The same vote requirement is imposed by our certificate of incorporation on certain transactions involving mergers, consolidations, sales or leases of assets with or to certain owners of more than 5% of our outstanding stock entitled to vote in the election of directors. Our bylaws provide that a stockholder must provide us with advance written notice of its intent to nominate a director or raise a matter at an annual meeting. In addition, we have adopted a stockholders' rights plan which, under certain circumstances, would significantly impair the ability of third parties to acquire control of us without prior approval of our board of directors.

Miscellaneous

In addition to the factors discussed above, there may be other factors that could cause actual results to differ materially from those indicated in the forward-looking comments. Other factors include, but are not limited to, changes in management strategies, objectives and business approaches; changes in lines of business; material litigation involving us; and changes in the political, regulatory or economic environments in the United States, Mexico, Panama and other countries where we or our unconsolidated affiliates currently operate or may operate in the future.